UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

April 30, 2007

Date of Report (Date of earliest event reported)

MPS Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-24484	59-3116655
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Independent Drive, Jacksonville, Florida 32202

(Address of principal executive offices)

(Zip Code)

(904) 360-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Timothy D. Payne, President and Chief Executive Officer of MPS Group, Inc. adopted a sales trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 in order to facilitate the sale of shares of MPS Group common stock held by Mr. Payne or acquired upon exercise of vested stock options on or after May 1, 2007. The trading plan was entered into as part of Mr. Payne’s individual long-term strategy for asset diversification and, as of today, represents less than 20% of the number of his aggregate option and share holdings in MPS Group, whether vested or unvested. The transactions under the trading plan will be disclosed publicly in Form 144 and Form 4 filings with the Securities and Exchange Commission.

Except as may be required by law, MPS Group does not undertake to report future trading plans adopted by its officers or directors, or to report modifications, terminations or transactions or other activities under the trading plan of Mr. Payne or any other officer or director of MPS Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MPS Group, Inc.
Date: April 30, 2007
/s/ Tyra Tutor
Tyra Tutor
Senior Vice President, Corporate Development